Exhibit 99.1

FOR IMMEDIATE RELEASE

SM ENERGY PRICES $500 MILLION PUBLIC OFFERING
OF SENIOR NOTES DUE 2027

DENVER, CO — (BUSINESS WIRE) — August 6, 2018 — SM Energy Company (“SM Energy”) (NYSE: SM) announced today that it has priced an offering of $500.0 million aggregate principal amount of its 6.625% senior unsecured notes due 2027 (the “Notes”). The Notes will be issued at par. The offering is expected to close on August 20, 2018, subject to customary closing conditions. SM Energy intends to use the net proceeds from the offering to fund the consideration payable in its announced cash tender offer to purchase any and all of its 6.500% Senior Notes due 2023 (CUSIP No. 78454L AK6) and up to an aggregate principal amount not to exceed $85,000,000 of its 6.125% Senior Notes due 2022 (CUSIP No. 78454L AF7).

BofA Merrill Lynch, Wells Fargo Securities, J.P. Morgan, Barclays, BBVA and RBC Capital Markets are acting as joint book-running managers.  The Notes are being offered and will be sold pursuant to an effective shelf registration statement that was filed with the Securities and Exchange Commission on August 6, 2018. This offering is being made only by means of a prospectus dated August 6, 2018 and related prospectus supplement dated August 6, 2018.  Before you invest, you should read the preliminary prospectus supplement and accompanying base prospectus in that registration statement for more complete information about this offering. A copy of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from the representatives of the several underwriters by contacting:

BofA Merrill Lynch
NC1-004-03-43
200 North College Street, 3rd floor
Charlotte, NC 28255-0001
Attn: Prospectus Department
E-mail: dg.prospectus_requests@baml.com

Wells Fargo Securities, LLC
608 2nd Ave. S, Suite 1000
Minneapolis, MN 55402
Attn: WFS Customer Service
E-mail: wfscustomerservice@wellsfargo.com

J.P. Morgan Securities LLC
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, NY 11717
Attn: Post-Sale Fulfillment
E-mail: prospectus-eq_fi@jpmchase.com

You may also obtain these documents free of charge when they are available by visiting the Securities and Exchange Commission’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

INFORMATION ON FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements as defined under the federal securities laws, including statements regarding the intended use of offering proceeds and other aspects of the Notes offering.  Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct.  In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control, including market conditions, customary offering closing conditions and other factors described in the prospectus and accompanying prospectus supplement for the offering.  If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission and in the prospectus and related prospectus supplement.  The statements herein speak only as of the date of this press release.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America.

SM ENERGY CONTACTS:

INVESTORS: Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507